UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 19, 2006 (September 15, 2006)

Date of Report (Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-116843	47-0938234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(zip code)

847-831-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As more fully discussed below in Item 4.02, on September 19, 2006, Solo Cup Company (“Solo Cup” or the “Company”) issued a press release announcing that based on the initial findings of its previously announced accounting review, it has determined to restate certain of its previously issued financial statements. The financial statements expected to be restated are for the 2005, 2004 and 2003 fiscal years, along with certain quarterly financial information for the interim periods contained therein and for the first fiscal quarter of 2006. In addition, certain selected consolidated financial data for 2002 and 2001 are expected to be restated. These financial statements, as filed, contain errors and should therefore not be relied upon. The related audit reports of KPMG LLP, the Company’s independent registered public accounting firm, with respect to those financial statements should also no longer be relied upon.

Item 4.02. (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On September 19, 2006 the Company issued a press release, attached hereto as Exhibit 99.1, announcing that based on the initial findings of its previously announced accounting review, it has determined to restate certain of its previously issued financial statements. The financial statements expected to be restated are for the 2005, 2004 and 2003 fiscal years, along with certain quarterly financial information for the interim periods contained therein and for the first fiscal quarter of 2006. In addition, certain selected consolidated financial data for 2002 and 2001 are expected to be restated. These financial statements, as filed, contain errors and should therefore not be relied upon. The related audit reports of KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), with respect to those financial statements should also no longer be relied upon.

As previously announced and disclosed in the Company’s Form 8-K filed on August 16, 2006, the accounting review was initiated to address possible accounting matters. The Company confirmed that the accounting review, which is still ongoing, has identified errors in the application of certain accounting practices and procedures during the periods in question, primarily related to the timely recognition of certain customer credits, accounts payable and accrued expenses, and the valuation of certain assets. The Company, as part of its continuing review of these matters, is investigating whether any of the errors may have resulted from intentional actions and it intends to take any and all appropriate action upon completion of its investigation. The amounts of the restatements have not yet been determined. Following completion of the Company’s work and that of KPMG, the restatements will be effected as soon as practicable through amendments on Forms 10-K/A and 10-Q/A, and discussed with the financial community.

The Company has informed the administrative agents under its primary secured credit facilities of its intention to restate its financial statements and the status of its ongoing accounting review. The errors and consequent restatements constitute a default or event of default under the Company’s primary secured credit facilities. Accordingly, the Company has initiated discussions with the administrative agents regarding the possibility of obtaining waivers and/or amendments under its primary secured credit facilities in order to address these issues.

On August 17, 2006, the Company received notice from the trustee under the indenture for its 8 1/2% Senior Subordinated Notes due 2014 that it failed to comply with the provisions of the indenture requiring the Company to provide quarterly financial information for the second fiscal quarter of 2006 to the holders of the notes issued thereunder. Under the terms of the indenture, the Company has until October 16, 2006 to comply with this requirement. The Company intends to comply with the terms of the indenture.

The decision to restate prior financial statements was made by the Company’s Board of Directors (which acts in the capacity of the Audit Committee), upon the recommendation of management, on September 15, 2006. The Board of Directors has discussed with KPMG the matters disclosed in this current report on Form 8-K.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, this current report on Form 8-K and the press release attached hereto as Exhibit 99.1 contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

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Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 19, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert M. Korzenski
Robert M. Korzenski
Chief Executive Officer and President

Date: September 19, 2006

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